UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 13, 2013

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QUALSTAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

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California (State or other Jurisdiction of Incorporation or Organization)	000-30083 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

3990-B Heritage Oak Court

Simi Valley, CA 93063

(Address of principal executive offices) (Zip Code)

(805) 583-7744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R

           240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

               On November 13, 2013, Qualstar Corporation (“Qualstar”) issued a press release regarding results of operations and financial condition for the 2014 fiscal first quarter ended September 30, 2013.  A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

               In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01. Other Events.

On November 1, 2013, Qualstar sent a letter to Benchmark Electronics Manufacturing Solutions, the successor in interest to CTS Electronics Manufacturing Solutions (“CTS”), to exercise its right to terminate the Manufacturing and Supply Agreement between Qualstar and CTS, dated December 20, 2012 (the “CTS Agreement”). The date the CTS Agreement will terminate has not yet been determined. Qualstar plans on bringing inventory and manufacturing in-house, and by so doing, believes that Qualstar will be more responsive to its customers in terms of quality and delivery times, and will be able to manage its costs more effectively. Qualstar will file a Current Report on Form 8-K once the CTS Agreement is terminated.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Qualstar Corporation dated November 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: November 14, 2013	By:	/s/ Steven N. Bronson
Name: Steven N. Bronson
Title: President and Chief Executive Officer